Exhibit (p)(2)

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of the day of April, 2010, by and between THL Credit, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”) and THL Credit Partners BDC Holdings, L.P. (the “Purchaser”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

i.	PURCHASE AND SALE OF THE SHARES

a.	Subject to the terms and conditions of this Agreement, the Corporation agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Corporation shares of common stock, par value $0.001 (the “Shares”) at a price per Share of $ for an aggregate purchase price of $ . Payment by the Purchaser shall be made to the Corporation by wire transfer of immediately available funds to a bank account designated by the Corporation against delivery by the Corporation to the Purchaser of certificates for the Shares to be purchased by the Purchaser.

b.	The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Purchaser acknowledges that the Corporation intends to enter into a purchase agreement with certain underwriters pursuant to which it intends to offer and sell (the “Offering”) up to an aggregate of shares of its Common Stock to the public pursuant to the Registration Statement and Prospectus.

c.	The Corporation has filed with the Securities and Exchange Commission (the “Commission”) a preliminary prospectus (the “Preliminary Prospectus”) and will file a final prospectus (collectively, the “Prospectus”) with respect to the Corporation’s registration statement on Form N-2 (File No. 333-159636) (the “Registration Statement”) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”) in conformity with the Securities Act of 1933, as amended (collectively with the Rules and Regulations, the “Securities Act”), including Rule 497 thereunder. The Purchaser hereby confirms that it has had full access to the Registration Statement, the Preliminary Prospectus, and the other information incorporated by reference therein, and was able to read, review, download, and print such materials.

d.	The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 497 will be made in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or threatened by the Commission.

e.	Closing of the purchase and sale of Shares pursuant to this Agreement is conditioned on the closing of the purchase and sale of Shares pursuant to the Offering and shall occur at the same time.

f.	The Purchaser has entered into a standard lockup agreement with the underwriters in the Offering covering all shares purchased by it from the Corporation.

ii.	The Corporation hereby represents and warrants to, and covenants for the benefit of, the Purchaser that:

a.	The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Corporation and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Corporation. This Subscription Agreement, when accepted by the Corporation, shall have been duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

b.	When issued and paid for pursuant to the terms hereof, the Shares to be sold hereunder by the Corporation will be validly issued and outstanding, fully paid and non-assessable shares of Common Stock, free and clear of all liens and free of any preemptive or similar rights.

iii.	The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Corporation that:

a.	The Purchaser has full power and authority to execute and deliver this Subscription Agreement, to make the representations and warranties specified herein and to consummate the transactions contemplated herein. The execution and delivery of this Subscription Agreement by the Purchaser and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Purchaser. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Purchaser acknowledges and agrees that the Corporation has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section ii of this Subscription Agreement.

b.	The execution, delivery and performance by the Purchaser of this Subscription Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein will not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Purchaser is a party or by which it may be bound, or to which any of the property or assets of the Purchaser is subject, nor will any such action result in any violation of the provisions of the articles of incorporation, bylaws or other organizational documents of the Purchaser or any applicable law, administrative regulation or administrative or court decree.

c.	The Purchaser understands that nothing in this Subscription Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. The Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

iv.	The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the Purchaser to the Corporation in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of this Subscription Agreement and the Closing Date, as if made on and as of each such date, and shall survive each such date and if there should be any material change in such information prior to the Closing Date of the sale of the Shares, the Purchaser shall immediately furnish in writing such revised or corrected information to the Corporation. The Purchaser understands that the Corporation will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Purchaser hereby consents to such reliance.

v.	Notwithstanding any investigation made by any party to this Subscription Agreement, all covenants, agreements, representations, and warranties made by the Corporation and the Purchaser herein will survive the execution of this Subscription Agreement, the delivery to the Purchaser of the Shares being purchased, and the payment therefor.

vi.	This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Corporation and the Purchaser.

vii.	In case any provision contained in this Subscription Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

viii.	This Subscription Agreement will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

ix.	This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THL CREDIT PARTNERS BDC HOLDINGS, L.P.

By:	THL CREDIT PARTNERS BDC
HOLDINGS GP, LLC;
its general partner

By:	THL CREDIT PARTNERS GP, L.P.;
its sole member

By:	THL CREDIT GROUP GP, LLC,
its general partner

By:
James K. Hunt
Authorized Person

THL CREDIT, INC.

By:
Terrence W. Olson
Chief Financial Officer

[Signature Page to Subscription Agreement]

5